Exhibit 99.1

Can-Cal Resources Ltd. Announces Updates to Lawsuit and Postponement of Shareholders Meeting

CALGARY, AB / ACCESSWIRE / December 4, 2017 / Can-Cal Resources Ltd. ("Can-Cal") (OTC PINK: CCRE) today made the following announcements:

Current Lawsuit

Can-Cal and the plaintiffs to the United States derivative lawsuit filed by 39 Can-Cal shareholders against Can-Cal, Candeo Lava Products Inc., FutureWorth Capital Corp., and several former directors of Can-Cal, have agreed in principle to settle the outstanding litigation. Notwithstanding the agreement in principle, a final settlement may not be able to be reached on commercially favorable terms, on a timely basis or at all.

Postponement of Shareholder Meeting

Due to the above settlement in principle, the Board of Directors of Can-Cal has determined that it is prudent to postpone the previously announced shareholders meeting of Can-Cal until a date to be determined in early 2018. It is anticipated that prior to the date of the meeting the Company will have filed updated financial statements and other disclosures with the Securities and Exchange Commission.

For further information, please contact:

Casey Douglass
(Chairman of the Board)
Can-Cal Resources Ltd
42 Springfield Ave.
Red Deer, Alberta, Canada  T4N 0C7

Casey@forlifefinancial.com

This press release may contain forward-looking statements, including information about management’s view of Can-Cal’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Can-Cal to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Can-Cal files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Can-Cal’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Can-Cal cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Can-Cal undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Can-Cal.